Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Humacyte, Inc. of our report dated March 22, 2021 relating to the financial statements of Humacyte, Inc., which appears in Humacyte, Inc.’s Current Report on Form 8-K dated August 26, 2021.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
October 28, 2021